AFFINITY GOLD CORP.
(formerly Syncfeed Inc.)
Av. Arenales 335
Cercado, Lima, Peru

Symbol: AFYG- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

February 17, 2009

Lima, Peru – Affinity Gold Corp. (OTCBB: AFYG) (the “Company”) (formerly Syncfeed Inc.) is pleased to announce that it has changed its name to Affinity Gold Corp. effective February 10, 2009 with the Nevada Secretary of State’s office.

In addition, effective February 10, 2009, the Company has affected a thirty (30) for one (1) forward stock split of its authorized and issued and outstanding common stock.  As a result, the Company’s authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 to 2,700,000,000 shares of common stock with a par value of $0.001, however, the 10,000,000 shares of preferred stock remain unchanged, and correspondingly its issued and outstanding capital increases from 2,150,000 shares of common stock to 64,500,000 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 13, 2009 under the new stock symbol “AFYG”.  The Company’s new CUSIP number is 00829M 100.

On behalf of the Board of Directors,

Affinity Gold Corp.

Antonio Rotundo
President and Director

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.